As filed with the U.S. Securities and Exchange Commission on January 13, 2025

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHEETAH NET SUPPLY CHAIN SERVICE INC.
(Exact name of registrant as specified in its charter)

North Carolina	81-3509120
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8707 Research Drive

Irvine, California, 92618

(949) 740-7799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Huan Liu

Chief Executive Officer

Cheetah Net Supply Chain Service Inc.

8707 Research Drive

Irvine, California 92618

(704) 956-0399

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li, LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212- 530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 13, 2025

469,484 Shares of Class A Common Stock

Cheetah Net Supply Chain Service Inc.

This prospectus covers the resale by certain selling stockholders described herein (collectively, the “Selling Stockholders”) of up to an aggregate of 469,484 shares of Class A common stock, par value $0.0001 per share. The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Class A common stock on any stock exchange, market, or trading facility on which the Class A common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We will not receive any of the proceeds from the sale or other disposition of the Class A common stock by the Selling Stockholders, but we will bear all costs, fees, and expenses in connection with the registration of the Class A common stock offered by the Selling Stockholders. The Selling Stockholders will bear all commissions or discounts, if any, attributable to the sale of the Class A common stock offered for resale through this prospectus. For information regarding the Selling Stockholders and the times and manner in which they may offer or sell the Class A common stock, see “Selling Stockholders” and “Plan of Distribution.”

Our authorized share capital is $100,050 divided into 1,000,500,000 shares, par value $0.0001 per share, including: (i) 891,750,000 shares of Class A common stock, (ii) 108,250,000 shares of Class B common stock, and (iii) 500,000 shares of preferred stock. As of the date of this prospectus, we have 2,672,011 shares of Class A common stock and 546,875 shares of Class B common stock, par value $0.0001 per share, issued and outstanding, respectively. Holders of Class A common stock and Class B common stock have the same rights except for voting and conversion rights. In respect of matters requiring the votes of stockholders, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to 15 votes and is convertible into Class A common stock at any time after issuance at the option of the holder on a one-to-one basis. The shares of Class A common stock are not convertible into shares of any other class.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “CTNT.” On January 10, 2025, the last reported sale price of our Class A common stock on Nasdaq was $2.72 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025.

Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information other than that contained in this prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this prospectus together with the additional information described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

For investors outside the United States: we have not, and the Selling Stockholders have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“2023 Annual Report” are to our annual report on Form 10-K (File No. 001-41761), filed with the SEC on March 18, 2024;

•	“Cheetah Net” are to Cheetah Net Supply Chain Service Inc., a corporation that was incorporated under the laws of the State of North Carolina;

•	“customs clearance” are to the act of obtaining permission to export or import merchandise from one country into another;

•	“Edward” are to Edward Transit Express Group Inc., a corporation that was incorporated under the laws of the State of California;

•	“EV” are to electric vehicle;

•	“IPO” are to the initial public offering of the Company;

•	“June 2024 Quarterly Report” are to our quarterly report on Form 10-Q (File No. 001-41761), filed with the SEC on August 13, 2024;

•	“March 2024 Quarterly Report” are to our quarterly report on Form 10-Q (File No. 001-41761), filed with the SEC on May 13, 2024;

•	“parallel-import vehicles” are to vehicles purchased by dealers directly from overseas markets and imported into the PRC for sale through channels other than manufacturers’ official distribution systems;

•	“PRC” or “China” are to the People’s Republic of China;

•	“September 2024 Quarterly Report” are to our quarterly report on Form 10-Q (File No. 001-41761), filed with the SEC on November 13, 2024;

•	“U.S. dollars,” “USD,” “$,” and “dollars” are to the legal currency of the United States; and

•	“we,” “us,” “our,” “our Company,” or the “Company” are to Cheetah Net and its subsidiaries, as the case may be.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

Business Overview

Our Company

We are a provider of logistics and warehousing services, historically in connection with the sale of parallel-import vehicles sourced in the U.S. to be sold in the PRC market, and more recently for the transportation of other goods between the U.S. and the PRC. We began our operations in 2016 exclusively as a parallel-import vehicle dealer for luxury brand automobiles but have now focused on facilitating non-vehicle trade in view of the continued weakness for imported automobiles in the PRC.

Sales of parallel-import vehicles to the PRC market represented a significant part of our revenue before 2024. From 2016 to the first half of 2022, we experienced significant growth in sales volume, revenue, and gross profit of parallel-import vehicles due to our core strengths and a favorable economic climate. However, since the second half of 2022, our parallel-import vehicle business has been impacted negatively by the COVID-19 pandemic, the lockdowns in the PRC, and the weaker customer demand in the PRC caused by the deteriorated macroeconomic conditions. Our vehicle sales volume and financial results during 2023 and the first three quarters of 2024 have been significantly impacted by these conditions. We sold 303 and 463 vehicles during the years ended December 31, 2023 and 2022, respectively, generating total revenue of $38.3 million and $55.2 million in these periods, representing a decrease of 30.5% from 2022 to 2023. We sold 14 and 254 vehicles during the nine months ended September 30, 2024 and 2023, respectively, generating total revenue of $1.6 million and $32.5 million in these periods, representing a decrease of 95.0% from the nine months ended September 30, 2023 to 2024. We expect to report our financial results for the year ended December 31, 2024 on or about March 31, 2025.

In February 2024, we acquired Edward to expand our logistics and warehousing service operations. Beginning in the second quarter of 2024, we increased our marketing staff to pursue new business opportunities and focus on international trade flows between the PRC and U.S. Additionally, in July 2024, we relocated our headquarters from Charlotte, NC, to Irvine, CA, which we believe will enable a stronger management focus on our logistics and warehousing business due to Irvine’s proximity to the important ports of Los Angeles and Long Beach.

In December 2024, we acquired TW & EW Services Inc. (“TWEW”), a California-based labor and logistics service provider, to further expand our logistics services. As of the date of this prospectus, we are actively integrating TWEW’s operations to strengthen our position in the logistics sector.

Our Corporate Structure

As of the date of this prospectus, Cheetah Net holds 100% of the equity interests in the following entities:

●	(i) Allen-Boy International LLC, a limited liability company organized on August 31, 2016 under the laws of the State of Delaware;

●	(ii) Pacific Consulting LLC, a limited liability company organized on January 17, 2019 under the laws of the State of New York;

●	(iii) Entour Solutions LLC, a limited liability company organized on April 8, 2021 under the laws of the State of New York;

●	(iv) Cheetah Net Logistics LLC, a limited liability company organized on October 12, 2022 under the laws of the State of New York;

●	(v) Edward, a corporation incorporated on July 14, 2010 under the laws of the State of California;

●	(vi) TWEW, a corporation incorporated on February 27, 2020 under the laws of the State of California; and

●	(vii) NexTrade International LLC (“NexTrade”), a limited liability company organized on September 13, 2024 under the laws of the State of Delaware. NexTrade holds 100% of the ownership interests in Naiside (Shenzhen) International Trading Co., Ltd., a limited liability company organized on December 3, 2024 under the laws of the PRC.

For more details on our corporate history, please refer to “Part I—Item 1. Financial Statements—Note 1—Organization and Business Description” in the September 2024 Quarterly Report and our Current Report on Form 8-K (File No. 001-41761), filed with the SEC on December 3, 2024.

Our Securities

On September 30, 2024, our stockholders approved our fourth amended and restated articles of incorporation, which authorizes a reverse stock split of the issued shares of our common stock, par value $0.0001 per share, at a ratio ranging from 1-for-10 to 1-for-30, as determined at the discretion of our board of directors. On October 7, 2024, our board of directors approved a reverse stock split of our common stock at a ratio of 1-for-16. On October 21, 2024, we effectuated a reverse stock split of our common stock at a ratio of 1-for-16. Following such reverse split, each 16 shares of our common stock outstanding were automatically combined into one new share of common stock. No fractional shares were issued in connection with the reverse split; any fractional shares resulting from the reverse split were rounded up to the nearest whole share. The par value per share of our common stock remained unchanged. Our Class A common stock started trading on a post-split basis on October 24, 2024, at which time the Class A common stock was assigned a new CUSIP number (16307X202).

Unless otherwise indicated, all references to our common stock, options to purchase common stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the above reverse split as if it had occurred at the beginning of the earliest period presented.

Recent Developments

On December 19, 2024, we entered into a membership interest purchase agreement with Pingzheng Li, the then 100% owner of NexTrade, pursuant to which we purchased the 100% membership interests in NexTrade for the consideration of $1. The transaction closed on the same day.

Corporate Information

Our principal executive offices are located at 8707 Research Drive, Irvine, California, 92618. Our telephone number at our principal executive office is 949-740-7799. Our corporate website is https://www.cheetah-net.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Economic, Political, and Market Risks (for a more detailed discussion, see “Risk Factors—Economic, Political, and Market Risks” beginning on page 7 of this prospectus )

Risks and uncertainties related to our economic, political, and market conditions include, but are not limited to, the following:

●	We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and in the Middle East and the increasingly strained relationship between the U.S. and China. Our business, financial condition and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflicts in Ukraine and the Middle East or any other geopolitical tensions (see page 7 of this prospectus).

Operational Risks (for a more detailed discussion, see “Risk Factors—Operational Risks” beginning on page 9 of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We are undergoing a transformation of our business model, which could have a material and adverse effect on our business, financial condition, and results of operations (see page 9 of this prospectus);

●	As we are located in California, we may be subject to catastrophic events, which could have a material adverse impact on our business, financial condition, and results of operations (see page 10 of this prospectus);

●	We face risks associated with the freight handled through our network (see page 10 of this prospectus);

●	Failure to renew our current NVOCC license or any delay in doing so could have a material adverse impact on our operations results (see page 11 of this prospectus);

●	We launched our financial services in October 2022 and started providing our warehousing and logistics services in February 2024, some or all of which may not succeed, and may adversely affect our business, financial condition, and results of operations (see page 12 of this prospectus);

●	Any negative publicity about us, our products and services, and our management may materially and adversely affect our reputation and business (see page 14 of this prospectus);

●	If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected (see page 16 of this prospectus); and

●	Future acquisitions may have an adverse effect on our ability to manage our business (see page 17 of this prospectus).

Legal, Regulatory, and Compliance Risks (for a more detailed discussion, see “Risk Factors—Legal, Regulatory, and Compliance Risks” beginning on page 17 of this prospectus)

Risks and uncertainties related to our legal, regulatory, and compliance conditions include, but are not limited to, the following:

●	Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance (see page 18 of this prospectus);

●	Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services (see page 18 of this prospectus);

●	We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition (see page 19 of this prospectus); and

Trading Risks (for a more detailed discussion, see “Risk Factors—Trading Risks” beginning on page 20 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	The price of our Class A common stock could be subject to rapid and substantial volatility (see page 20 of this prospectus);

●	If we fail to maintain an effective system of internal controls, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A common stock may be materially and adversely affected (see page 21 of this prospectus);

●	The dual class structure of our common stock has the effect of concentrating voting control with our Chief Executive Officer, and his interests may not be aligned with the interests of our other stockholders (see page 21 of this prospectus); and

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors (see page 22 of this prospectus).

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

During the year ended December 31, 2022, the COVID-19 pandemic had a material impact on our financial positions and operating results. First, the COVID-19 pandemic restricted our purchasing agents in the U.S. from freely purchasing designated automobiles at U.S. automobile dealerships, either because of the short supply of vehicles or because of store closings or limited opening hours due to the pandemic. Due to the implementation of significant governmental measures in the PRC intended to control the spread of the virus, including lockdowns, closures, quarantines, and travel bans, parallel-import vehicle consumers are less willing to spend and their purchasing power has declined. As of the date of this prospectus, the spread of COVID-19 has been under control, and during the nine months ended September 30, 2024 and the year ended December 31, 2023, the COVID-19 pandemic did not have a material impact on our financial positions and operating results. See “Risk Factors—Operational Risks—The COVID-19 pandemic adversely impacted our business, results of operations, and cash flows in 2022.”

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Economic, Political, and Market Risks

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and in the Middle East and the increasingly strained relationship between the U.S. and China. Our business, financial condition, and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflicts in Ukraine and the Middle East or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the military conflicts between Russia and Ukraine and in the Middle East. Although the length and impact of the ongoing military conflicts is highly unpredictable, the conflicts could lead to continuing market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions.

The military conflict in Ukraine has led to sanctions and other penalties being levied by the United States, European Union, and other countries against Russia. Additional potential sanctions and penalties have also been proposed or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Although our business has not been materially impacted by the ongoing military conflicts between Russia and Ukraine and in the Middle East to date, it is impossible to predict the extent to which our operations, or those of our suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact our business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

In addition, the U.S.-PRC relationship has recently faced a daunting challenge, contributing to geopolitical instability worldwide. Because our sales to the PRC market represent a significant part of our revenue, our business relies on a stable economic and political relationship between the U.S. and the PRC. However, the tensions between the two countries have intensified since the COVID-19 pandemic, exemplified by the ongoing trade conflicts between U.S. and the PRC, and there is significant uncertainty about the future relationship between the two countries with respect to trade policies, treaties, government regulations, and tariffs. A deteriorating relationship between the U.S. and the PRC, or a prolonged stalemate between them, could materially adversely affect international logistics, as well as our business, results of operations, and financial condition.

Availability and demand for our products and services may be adversely impacted by economic conditions and other factors.

Our success depends on the demand for our logistics and warehousing services. Fluctuations in economic conditions, periods of recession, reduced consumer spending, or volatility in fuel prices can significantly diminish demand for our services. Additionally, changes in political policies, currency exchange rates, and regulatory requirements may disrupt transportation processes, affecting customers’ willingness to engage our services. If we are unable to adapt business strategies or maintain adequate financial and operational flexibility in response to fluctuations caused by these events, our business, financial condition, and results of operations could be materially and adversely affected.

We are in the competitive logistics and warehousing industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

The logistics and warehousing industry in the U.S. is competitive and rapidly evolving, with many new companies joining the competition in recent years. We compete directly with other local, regional, national, and international logistics providers on the following bases:

•	service pricings;

•	quality of services;

•	transportation speed; and

•	service offerings.

Convenience and reliability are a major concern for logistics and warehousing services users; customers tend to select a brand with a relatively large market share and proven reputation. In addition, our experience in expanding non-vehicle logistics and warehousing revenue is limited, and our success in these areas will depend on our ability to develop and scale an effective salesforce to market these services to international trading companies in the U.S. and the PRC. Our competitors may operate with different business models, have different cost structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition would be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as longer operating history, greater brand recognition, larger client base, and better value-added services such as providing financial services for customers’ vehicle purchases. We may lose clients if we fail to compete successfully, which could adversely affect our financial performance and business prospects. We cannot guarantee that our strategies will remain competitive or successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

We may be adversely affected by the effects of inflation and a potential recession in the U.S. and by a weakening economy in the PRC.

Inflation has the potential to adversely affect our liquidity, business, financial condition, and results of operations by increasing our overall cost structure, particularly if we are unable to achieve commensurate increases in the prices we charge our customers. The existence of inflation in the U.S. economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates, and other similar effects. As a result of inflation, we have experienced and may continue to experience cost increases. In addition, poor economic and market conditions in the U.S. and the PRC, including a potential recession, may negatively impact market sentiment, decreasing the demand for automobiles, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of inflation as well as a potential recession, our business, financial condition, and results of operations could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Some of our logistics and warehousing clients are within the PRC. The value of Renminbi (“RMB”), PRC’s legal currency, against the USD may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. In August 2015, the People’s Bank of China (the “PBOC”) changed the way it calculates the mid-point price of the RMB against the USD, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply, as well as changes in major currency rates. In 2019, the RMB appreciated by approximately 1.9% against the U.S. dollar. In 2020, RMB appreciated by approximately 6.9% against the U.S. dollar. In 2021, RMB depreciated approximately 2.6% against the U.S. dollar. During the year ended December 31, 2022, RMB rapidly depreciated against the U.S. dollar by approximately 9%. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the USD in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the USD. However, the PRC government may still at its discretion restrict access to foreign currencies for capital account or current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the USD in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to hedge our exposure adequately or at all. As of the date of this prospectus, we settle all our transactions in USD. Our PRC clients who need to convert RMB into USD for payment may choose not to engage us due to exchange rate considerations. If that occurs, or if the exchange rate between the RMB and USD fluctuates in an unanticipated manner, our business, financial condition, and results of operations could be materially adversely affected.

If the PRC government imposes further restrictions and limitations on our PRC customers’ ability to transfer or distribute cash from the PRC to the U.S., our business, financial condition, and results of operations could be materially adversely affected.

The PRC government has imposed controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. There is no guarantee that the PRC government will not further intervene or impose other restrictions on our PRC customers’ ability to transfer or distribute cash outside the PRC. In the event that the foreign exchange control system prevents our PRC customers from remitting their payments to the U.S., we may not be able to receive a substantial portion of our revenue. As a result, our business, financial condition, and results of operations may be adversely affected.

Operational Risks

We are undergoing a transformation of our business model, which could have a material and adverse effect on our business, financial condition, and results of operations.

We are shifting our business focus from parallel-import vehicle sales to logistics and warehousing services. Since the second half of 2022, our parallel-import vehicle business has been negatively impacted by the COVID-19 pandemic, lockdowns in the PRC, and weaker customer demand in the PRC due to deteriorating macroeconomic conditions. During the nine months ended September 30, 2023, we sold 254 vehicles, generating revenue of $32.5 million, compared to 14 vehicles and $1.6 million in revenue during the nine months ended September 30, 2024, represents a 95.0% decrease. In February 2024, we acquired Edward to expand our logistics and warehousing service operations. Beginning in the second quarter of 2024, we increased our marketing staff to pursue new business opportunities and to focus on international trades between the PRC and the U.S. In December 2024, we acquired TWEW to further expand our logistics services. As of the date of this prospectus, we are actively integrating TWEW’s operations to strengthen our position in the logistics sector. See “Prospectus Summary—Our Company.” These strategic actions are expected to significantly alter our revenue structure and could, if unsuccessful, materially and adversely affect our business, financial condition, and results of operations.

As we are located in California, we may be subject to catastrophic events, which could have a material adverse impact on our business, financial condition, and results of operations.

We are located in California, a state prone to natural disasters and other catastrophic events due to its coastal location. A disruption or failure of our systems or operations resulting from earthquakes, severe weather, actual or threatened terrorist attacks, strikes, civil unrest, pandemics, or similar catastrophic occurrences could delay our ability to deliver services and carry out other critical functions. Such disruptions could have a materially adverse effect on our business, financial condition, and results of operations.

Service disruption experienced by our warehouse and office may adversely affect our business operations.

Our daily operations rely heavily on the orderly performance of our regional warehouse in Gardena, California, which manages our storage and shipments, and our administrative office in Irvine, California, which oversees our operational activities. Service disruptions due to automated facility failures, insufficient capacity during peak freight periods, force majeure events, third-party interference or disputes, employee misconduct, strikes, government inspections, orders, mandates, and temporary or permanent shutdowns could cause our shipments to be canceled or delayed and increase our storage costs, both of which could have a materially adverse effect on our business, financial condition, and results of operations.

If our clients are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our business and results of operations may be materially and adversely affected.

Clients often rely on logistics companies because developing in-house logistics and supply chain capabilities is costly, requires specialized expertise, and can lead to operational inefficiencies. However, if our clients are able to establish their own logistics and supply chain solutions, increase utilization of their internal resources, reduce their logistics spending, or otherwise choose to discontinue our services, our business, financial condition, and results of operations may be materially and adversely affected.

We face risks from fuel price fluctuation.

Transportation costs are a major expense in the logistics industry, and fuel is a key component of such expense. As a non-vessel-operating common carrier (“NVOCC”), we depend on international shipping partners to transport our goods. If fuel prices rise significantly, our partners may increase their service fees, thereby passing on higher costs to us.

We face risks associated with the freight handled through our network.

We handle a large volume of freights and face challenges with respect to the protection and examination of freights. Freights within our network may be stolen, damaged, or lost for various reasons, and we or third-party transportation providers or both may be perceived or found liable for such incidents. In addition, we may fail to screen freight and detect unsafe, prohibited, or restricted items. Unsafe items, such as flammables, explosives, toxic, radioactive, or corrosive items and materials, may damage other freights within our network, injure recipients, and harm the personnel and assets of us and/or third-party transportation providers. Furthermore, if we fail to prevent prohibited or restricted items from entering into our network and if we participate in the transportation and delivery of such items, we may be subject to administrative or even criminal penalties, and if any personal injury or property damage is concurrently caused, we may be further liable for civil compensation.

The transportation of freight also involves inherent risks. We are subject to risks associated with transportation safety, and the insurance maintained by us may not fully cover the damages caused by transportation related injuries or loss. From time to time, our vehicles and personnel may be involved in transportation accidents, and the freight carried by them may be lost or damaged. In addition, frictions or disputes may occasionally arise from the direct interactions between our pickup and delivery personnel with freight senders and recipients. Personal injuries or property damages may arise if such incidents escalate.

Any of the foregoing could disrupt our services, cause us to incur substantial expenses, and divert the time and attention of our management. We and third-party transportation providers may face claims and incur significant liabilities if found liable or partially liable for any of injuries, damages, or losses. Claims against us may exceed the amount of our insurance coverage, or may not be covered by insurance at all. Governmental authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if our services are perceived to be insecure or unsafe by our clients, our business volume may be significantly reduced, and our business, financial condition, and results of operations may be materially and adversely affected.

Failure to renew our current NVOCC license or any delay in doing so could have a material adverse impact on our operations.

We depend on our NVOCC license to conduct and maintain our logistics operations. We intend to renew the license before it expires on May 31, 2027; however, there is no guarantee that we will obtain such renewal in a timely manner. Delays or complications in the renewal process may arise due to regulatory changes, unexpected administrative hurdles, or additional requirements imposed by the licensing authority. If we fail to renew our NVOCC license before the current term ends, or if any delays happen, we may be compelled to temporarily suspend our logistics business. Such an interruption could lead to substantial disruptions in our operations and materially and adversely affect our financial condition and results of operations.

Our business, financial condition, and results of operations may be materially and adversely affected if our third-party transportation providers are unable to provide high-quality services to our clients.

As an NVOCC, we rely on partnerships with various international shipping companies to transport our goods. If these partners fail to meet the expected standards of service, such as causing damage to goods during transit, introducing significant delivery delays, or handling goods improperly, both their reputation and ours could be adversely affected. Such incidents may undermine our customers’ confidence in our ability to provide reliable logistics services, which in turn could have a material and adverse effect on our business and financial condition, and results of operations.

Our business relies on a few customers that each accounts for more than 10% of our total purchases, and interruption in any of their operations will have an adverse effect on our business, financial condition, and results of operations.

During the nine months ended September 30, 2024 and the years ended December 31, 2023 and 2022, we derived most of our revenue from a few customers. For the nine months ended September 30, 2024, two parallel-import vehicle dealers accounted for 100% (87.7% and 12.3%, respectively) of the Company’s revenue from parallel-import vehicles. For the year ended December 31, 2023, our three largest clients accounted for 53.2%, 25.5%, and 20.2% of our total revenue, respectively. For the year ended December 31, 2022, our three largest customers each accounted for 28.4%, 25.7%, and 10.9% of our total revenue, respectively. Pursuant to a typical sales contract entered into between our Company and a PRC customer, we are required to (i) load the designated automobiles on a vessel by the time of shipment specified in the contract at a U.S. port of loading; (ii) facilitate export customs clearance; (iii) provide the PRC customer with information about the designated automobiles, quantity, invoice amount, vessel name, and departure date, and provide a bill of lading, packaging list, commercial invoice, and other necessary documents; and (iv) ensure that the sold automobiles are new, whereas the PRC customer (i) is responsible for import customs clearance and other relevant import issues; (ii) is required to bear all costs and risks once the designated automobiles arrive at the designated port of destination in the PRC; and (iii) is responsible for arranging payment as specified in the contract. Similarly, our U.S. major customers also enter into sales agreements for each automobile sold with us. According to a typical sales agreement entered into between our Company and a U.S. major customer, we will (i) sell the designated automobile to the U.S. major customer for the amount specified in the agreement and certify that all of the information provided therein is true and accurate to the best of our knowledge; (ii) deliver the automobile to the warehouse requested by the U.S. major customer; and (iii) provide the automobile title within three weeks of the completion of the transaction. Meanwhile, the U.S. major customer acknowledges that the automobile described therein is sold “as is” and that there is no guarantee or warranty, expressed or implied, with respect to the sold automobile. We can lose a major customer due to a variety of factors, including our ability to provide a steady supply of parallel-import vehicles. Even though we have a strong record of performance, we cannot guarantee that we will continue to maintain the business cooperation with these major customers at the same level, or at all. If any significant customer terminates its relationship with us, we cannot assure you that we will be able to secure an alternative arrangement with a comparable customer in a timely manner, or at all. Losing one or more of these major customers could adversely affect our revenue and profitability.

We launched our financial services in October 2022 and started providing our logistics and warehousing services in February 2024, some or all of which may not succeed, and may adversely affect our business, financial condition, and results of operations.

We launched our financial services in October 2022 and started providing our own logistics and warehousing services in February 2024 after completing the acquisition of Edward. We have a relatively limited operating history and experience regarding these new services, and we may encounter difficulties as we advance our business operations, such as in marketing, selling, and deploying our financial services, maintaining our logistics and warehousing systems, and keeping pace with new technological trends and advances in the warehouse and logistics management.

The logistics and warehousing industry is highly competitive. See “—Economic, Political, and Market Risks—We are in the competitive logistics and warehousing industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.” We also face significant challenges with respect to our financial services. Although we need not conduct extensive marketing campaigns to find new customers since we have existing contacts with our peers and PRC parallel import car dealers who are interested in obtaining inventory financing from us, there is no assurance that our financial services will be successful because of our limited experience and operating history in this industry, as well as the substantial risk of delinquent debt. See “—We are subject to various risks associated with the commercial lending business due to our limited operating history of our newly launched financial services, and it is difficult to accurately forecast the future operating results and evaluate the business prospects of our financial service business.” and “—We have primarily funded our working capital needs from financing activities historically, and there is no assurance that we will always maintain positive cash flow in the near future or at all.” We may develop an online platform to facilitate our warehousing services, logistics services, and financial services, enabling us to automate and digitalize key steps of supply chain for our customers. These efforts, however, are costly and time-consuming, and may divert our resources from our parallel-import vehicle business. There can be no guarantee that these efforts will be successful and generate the expected return.

We are subject to various risks associated with the commercial lending business due to our limited operating history of our newly launched financial services, and it is difficult to accurately forecast the future operating results and evaluate the business prospects of our financial service business.

We launched our financial service business (commercial lending business) in October 2022 and completed our first lending transaction in the fourth quarter of 2023. Due to the limited operating history, our future performance may be more susceptible to certain risks than a company with a longer operating history in the commercial lending business. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

•	our ability to comply with applicable laws, regulations, and rules regarding commercial lending (see “—Legal, Regulatory, and Compliance Risks—We are subject to automotive, commercial lending, logistics and warehousing, and other laws and regulations in the U.S., which, if we are found to have violated, may adversely affect our business and results of operations” and “Item 1. Business—Governmental Regulations” in the 2023 Annual Report);

•	our ability to obtain a license in order to engage in the business of making loans if we are required to obtain such a license in the future (see “Item 1. Business” in the 2023 Annual Report);

•	our ability to maintain sufficient funds for commercial lending (see “—Operational Risks—We have primarily funded our working capital needs from financing activities historically, and there is no assurance that we will always maintain positive cash flow in the near future or at all”);

•	the continued growth and development of the commercial lending industry;

•	our ability to attract and retain long-term, quality customers with good credit and whether they can timely repay their borrowing from us; and

•	our ability to compete effectively with our competitors in the commercial lending industry.

We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business, results of operations, financial condition, and future prospects.

We have primarily funded our working capital needs from financing activities historically, and there is no assurance that we will always maintain positive cash flow in the near future or at all.

As of September 30, 2024 and December 31, 2023 and 2022, we had working capital of approximately $11.6 million, $7.5 million, and $2.3 million, respectively. As of the date of this prospectus, we have funded our working capital needs primarily from financing activities. Specifically, as of September 30, 2024, we had cash and cash equivalents of $5.3 million.

Given that our business typically requires significant amounts of working capital to support our logistics and warehousing services and the provision of commercial lending, there is no assurance that we will always maintain positive cash flow in the near future or at all, as we expect to continually expand these two lines of businesses. Failure to maintain positive cash flow for the near term may adversely affect our ability to raise needed capital for our business on reasonable terms, diminish customer willingness to enter into transactions with us, and have other adverse effects that may decrease our long-term viability.

The COVID-19 pandemic adversely impacted our business, results of operations, and cash flows in 2022.

From 2019 to 2022, the COVID-19 pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The possibility of future recurrences of the COVID-19 pandemic or similar events may prompt governments across the world to implement similar actions. Such governmental actions, together with the development of the COVID-19 pandemic, could materially disrupt our business and operations, slow down the overall economy, curtail consumer spending, and make it difficult to adequately staff our operations.

Our operations were affected by the COVID-19 pandemic in 2022. First, the COVID-19 pandemic restricted our purchasing agents in the United States from freely purchasing designated automobiles at U.S. automobile dealerships, either due to the short supply of vehicles, store closings, or limited opening hours. Second, the COVID-19 pandemic adversely affected the market demand for our products. Specifically, people’s lifestyles substantially changed during the COVID-19 pandemic. Due to the implementation of significant governmental measures in the PRC intended to control the spread of the virus, parallel-import vehicle consumers were less willing to spend, and their purchasing power declined. Consequently, the market demand for luxury cars, which made up the vast majority of our inventory due to their high margin per vehicle, decreased dramatically. As of the date of this prospectus, the spread of COVID-19 has been under control, for the year ended December 31, 2023 and during the nine months ended September 30, 2024, the COVID-19 pandemic did not have a material impact on our financial positions and operating results.

Our business and results of operations may be harmed by the misconduct of authorized employees or third-party purchasing agents that have access to assets of our Company such as inventory, bank accounts, credit cards, and confidential information.

During the course of our business operations, some of our employees have access to certain valuable assets of our Company, such as automobile inventory, bank accounts, and confidential information. In the event of misconduct by such authorized employees, our Company could suffer significant losses. Employee misconduct may include misappropriating automobile inventory or bank accounts, falsifying inventory records or bank accounts, improper use or disclosure of confidential information to the public or our competitors, and failure to comply with our code of conduct or other policies or with federal or state laws or regulations regarding the use and safeguarding of classified or other protected information, import-export controls, and any other applicable laws or regulations. Third-party purchasing agent misconduct may include misappropriating automobile inventory or Company-issued credits cards, improper use or disclosure of confidential information to the public or our competitors, and failure to transfer the title of the purchased automobiles to our Company as required by the independent contractor agreement entered into between independent purchasing agents and our Company. See Note 18 of “Item 15. Exhibit and Financial Statement Schedules” in the 2023 Annual Report. Although we have implemented policies, procedures, and controls to prevent and detect these activities, these precautions may not prevent all intentional or negligent misconduct, and as a result, we could face unknown risks or losses. For example, a purchasing agent usually pays the deposit to automobile dealers using a Company-issued credit card. See “Item 1. Business” in the 2023 Annual Report. Although we have taken precautionary measures such as requesting each purchasing agent to sign a corporate card usage agreement to restrict the use of Company credit cards, an agent may violate the agreement and use the credit card for his or her own purposes, resulting in loss or damage to our Company. Furthermore, such unethical, unprofessional, or even criminal behavior by employees or agents could damage our reputation, result in fines, penalties, restitution, or other damages, and lead to the loss of current and future customers, all of which would adversely affect our business, financial condition, and results of operations.

Our insurance does not fully cover all of our operational risks, and changes in the cost of insurance or the availability of insurance could materially increase our insurance costs or result in a decrease in our insurance coverage.

We currently have insurance on our real property, vehicles, and personal property, general liability insurance, workers compensation, and employer liability insurance. In certain instances, our insurance may not fully cover an insured loss depending on the magnitude and nature of the claim. Additionally, changes in the cost of insurance or the availability of insurance in the future could substantially increase our costs to maintain our current level of coverage or could cause us to reduce our insurance coverage and increase the portion of our risks that we self-insure.

Any negative publicity about us, our products and services, and our management may materially and adversely affect our reputation and business.

We may from time to time receive negative publicity about us, our management, or our business. Certain of such negative publicity may be the result of malicious harassment or unfair competitive acts by third parties. We may even be subject to government or regulatory investigations as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and we may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to our reputation and confidence of our customers can also arise for other reasons, including misconduct of our employees or any third-party business partners with whom we conduct business, including purchasing agents and logistics service providers. Our reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause us to lose market share, customers, industry partners, and other business partnerships.

Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.

Cybersecurity threats and incidents directed at us could range from uncoordinated individual attempts to gain unauthorized access to information technology systems to sophisticated and targeted measures aimed at disrupting business or gathering personal data of customers. In the ordinary course of our business, we collect and store business information about our customers such as their names, addresses, and business licenses in Google Drive, a file storage platform developed by Google. The systems of third-party providers, such as Google, may experience material interruptions or failures due to a variety of events beyond our control. See “—We may experience operational system failures or interruptions that could materially harm our ability to conduct our operations.”

In addition, our business is reliant on the uninterrupted functioning of our Office Automation System, an information technology system we use to track our order status and monitor our business workflow (the “OA System”). The secure processing, maintenance, and transmission of information are critical to our operations, especially the processing and tracking of automobile and other good orders. Although we employ measures designed to prevent, detect, address, and mitigate these threats (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including potentially sensitive personal information of our customers) and the disruption of business operations. Any such compromises to our security could cause harm to our reputation, which could cause customers to lose trust and confidence in us or could cause purchasing agents to stop working for us. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers and business partners. We may also be subject to legal claims, government investigation, and additional state and federal statutory requirements.

The potential consequences of a material cybersecurity incident include regulatory violations of applicable U.S. and international privacy and other laws, reputational damage, loss of market value, litigation with third parties (which could result in our exposure to material civil or criminal liability), diminution in the value of the services we provide to our customers, and increased cybersecurity protection and remediation costs (that may include liability for stolen assets or information), which in turn could have a material adverse effect on our competitiveness and results of operations.

Our business, financial condition, and reputation may be substantially harmed by security breaches, interruptions, delays, and failures in our systems and operations.

With our OA System, we follow up on our business workflow and track the status of all orders. The performance and reliability of our systems and operations are critical to our business. Our systems and operations are vulnerable to security breaches, interruption, or malfunction due to certain events beyond our control, including natural disasters, such as earthquakes, fires, floods, power outages, telecommunication failures, break-ins, sabotage, computer viruses, and intentional acts of vandalism. Security breaches, interruptions, delays, or failures in our systems or operations can lead to lower quality service, increased costs, litigation and other consumer claims, and damage our reputation, all of which could have a significant impact on our financial condition and operating results.

Our business and financial condition may be substantially harmed by inventory losses caused by theft, vandalism, or accidents during transportation and/or warehousing.

Before we started our logistics and warehousing services, vehicles in our inventory comprise a large share of our total assets. As of September 30, 2024 and December 31, 2023, the value of our overall inventory amounted to approximately nil and $1.5 million, respectively. Additionally, we also stored in our warehouses a number of common products shipped for our customers and automobiles owned by our customers for our financial services in the form of inventory financing. See “Item 1. Business” in the 2023 Annual Report. If we maintain a large inventory, we bear the risk of damage and loss before delivering common products or sold automobiles to the warehouse designated by our customers or to the port for the shipping of common products or the automobiles to our customers. Despite our efforts to increase control by renting more secure warehouses space and hiring more qualified drivers for transportation, we remain subject to inventory losses caused by theft, vandalism, or accidents during transportation and/or warehousing. In addition, force majeure events such as flooding, fires, or hail may affect a large number of products held in stock. Such events may cause us to incur large damages, deprive us of a significant portion of the inventory, and reduce customer satisfaction if it leads to our failure to deliver common products or sold automobiles. If any of the foregoing occurs, our business, financial condition, and results of operations may be adversely affected.

We may experience operational system failures or interruptions that could materially harm our ability to conduct our operations.

We rely on the capacity, reliability, and security of third-party systems and software to support our operations. For example, we employ Google Drive to process, transmit, and store critical information. The systems of third-party providers may experience material interruptions or failures due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, employee or customer error or misuse, targeted attacks, unauthorized access, fraud, computer viruses, denial of service attacks, terrorism, firewall or encryption failures, and other security problems. If any of the systems do not operate properly, are compromised, or are disabled, we could suffer adverse impact on our operations.

If we fail to execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

We launched our financial services in October 2022 and also started providing our own logistics and warehousing services in February 2024 after completing the acquisition of Edward. See “Item 1. Business” in the 2023 Annual Report. We plan to provide these services to small- and medium-sized companies exporting vehicles from the U.S. or those engaged in the import or export of other products between the U.S. and the PRC or other destinations around the world. This expansion increases the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must continue to hire, train, and effectively manage new employees. In the event that our new hires fail to perform as expected, or if we fail to hire, train, manage, and integrate new employees, our business, financial condition, and results of operations may be materially adversely affected. The expansion of our services will also require us to maintain consistency in the quality of our services so that our market reputation is not damaged by any deviations in quality, whether actual or perceived.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our future plans may subject us to the following additional challenges and constraints:

•	we face challenges in ensuring the productivity of a large employee base and recruiting, training, and retaining highly skilled personnel, including areas of procurement, sales and marketing, and information technology for our operations;

•	we face challenges in responding to evolving industry standards and government regulation that impact our business and the logistics and warehousing industry in general;

•	we may have limited experience for certain new services including financial services and logistics and warehousing services, and our expansion into these new services may not be profitable;

•	the technological or operational challenges may arise from the new services;

•	the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

•	the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, and economic and political developments in the U.S. and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to implement our strategies successfully. There is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success depends, to a large extent, on the efforts of our key personnel, including Huan Liu, our founder and Chief Executive Officer, our other executive officers, senior management, and other key employees who have valuable experience, knowledge, and connections in cross-border trade as well as the automobile dealership industry. There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

Our ongoing operations and growth may be affected by the high percentage of foreign employees who do not have permanent work permits in the U.S., which may increase our turnover ratio.

The successful operation of our business depends on our ability to attract, motivate, and retain a sufficient number of skilled employees. From time to time, there may be a shortage of skilled labor in the logistics and warehousing industry in which we operate. As of December 31, 2024, we had 13 full-time employees, including six foreign employees who currently do not have permanent work permits in the U.S. In the event that some of our employees’ temporary work permits expire, we may face increased turnover rates and labor shortages, which could result in higher labor costs. In this case, if we are unable to recruit and retain sufficiently qualified individuals, our business, results of operations, financial condition, and growth prospects could be materially and adversely affected.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services, or products that are complementary to our logistics and warehousing business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by our Company, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to our stockholders.

Legal, Regulatory, and Compliance Risks

We are subject to automotive, commercial lending, logistics and warehousing, and other laws and regulations in the U.S., which, if we are found to have violated, may adversely affect our business and results of operations.

A number of U.S. federal and state laws and regulations applicable to automotive companies affect our business and conduct, including, but not limited to, our sales, operations, financing, insurance, and employment practices. The regulatory bodies that regulate our business include the Federal Maritime Commission, the Consumer Financial Protection Bureau, the Federal Trade Commission, the United States Department of Transportation, the Occupational Safety and Health Administration, the Department of Justice, the Federal Communications Commission, various state dealer licensing authorities, various state consumer protection agencies, and various state financial regulatory agencies. For example, the Federal Trade Commission has jurisdiction to investigate and enforce our compliance with certain consumer protection laws and has brought enforcement actions against auto dealers relating to a broad range of practices, including the sale and financing of value-added or add-on products and the collection, storage, and use of consumer personal information. Currently, we have a dealer license in North Carolina under Allen-Boy International LLC, which allows us to sell vehicles nationwide and export them worldwide. If we expand to other states, we may be subject to applicable vehicle dealer licensing laws in those states. In addition, the exportation aspect of our business is subject to the Code of Federal Regulation’s requirements for exportation under 19 CFR § 192.2 and the inspection of Customs. See “Item 1. Business” in the 2023 Annual Report. Furthermore, we are affected by federal and state laws and regulations that apply to commercial lending. In particular, our loans are governed by New York law. Under Article 9 of the New York Banking Law, a person or entity is required to obtain a license in order to engage in the business of making loans in the principal amount of $50,000 or less for business and commercial loans with an interest rate of over 16% per year. As the business and commercial loans in our financial services do not have a principal of $50,000 or less with an interest rate of over 16% per year, we are currently not required to obtain such a license. See “Item 1. Business” in the 2023 Annual Report and “—Operational Risks—We are subject to various risks associated with the commercial lending business due to our limited operating history of our newly launched financial services, and it is difficult to accurately forecast the future operating results and evaluate the business prospects of our financial service business.” Moreover, the Federal Maritime Commission issues licenses to qualified ocean transportation intermediaries (“OTIs”) in the U.S. and requires that all OTIs be bonded or provide other proof of financial responsibility. Edward, a subsidiary of our Company, is currently the holder of an OTI license and is authorized to conduct business as a non-vessel-operating common carrier services, facilitating the transportation of cargo by water via common carriers between the U.S., its territories or possessions, and foreign countries. As we develop our logistics and warehousing services, Edward is required to renew this license every three years. Moreover, we may also be subject to laws and regulations involving taxes, tariffs, pricing, content protection, electronic contracts and communications, mobile communications, consumer protection, and information-reporting requirements, as well as privacy laws, anti-money laundering laws, and federal and state wage-hour, anti-discrimination, and other employment practices laws. For example, under the Immigration and Nationality Act, a foreign national is eligible for employment authorization in the U.S. only with an employment-related green card (permanent residency), an exchange visitor work and study visa, or a temporary (non-immigrant) worker visa, such as an H-1B visa. In particular, the H-1B visa is a nonimmigrant work visa that allows U.S. employers to hire foreign workers for specialty jobs that require a bachelor’s degree or equivalent. H-1B status can be granted initially for up to three years, and can be extended for another three years. H-1B holders who reach that six-year maximum must leave the U.S. and remain outside for at least one year before being eligible for a new six years of H-1B. As of December 31, 2024, we had 13 full-time employees, including six foreign employees who do not have permanent work permits in the U.S. and currently work under H-1B visas or student visas. In the event that some of our employees’ temporary work permits expire, we may face increased turnover rates and labor shortages, which could result in higher labor costs. See “—Operational Risks—Our ongoing operations and growth may be affected by the high percentage of foreign employees who do not have permanent work permits in the U.S., which may increase our turnover ratio.” We are also subject to laws and regulations affecting public companies, including securities laws and exchange listing rules. See “Item 1. Business” in the 2023 Annual Report. Any failure to comply with these laws and regulations may result in the assessment of administrative, civil or criminal penalties, the imposition of investigatory remedial obligations or the issuance of injunctions limiting or prohibiting our operations.

Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance.

Third parties with which we conduct business, including purchasing agents, logistics service providers, and our customers may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringement upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. We cannot be certain whether such third parties have violated any regulatory requirements or infringed or will infringe on any other parties’ legal rights, which could expose us to legal expenses or compensation to third parties, or both.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties with which we conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputation, and may in turn affect our business, results of operations, and financial performance.

Moreover, regulatory penalties or punishments against our business stakeholders such as vehicle suppliers and consumers, whether or not resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders, which could in turn disrupt our usual course of business and result in material negative impact on our business operations, results of operation and financial condition.

Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how, or other intellectual property rights that are infringed by our products and services. There could also be existing intellectual property of which we are not aware that our products and services may inadvertently infringe.

If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause our Company to incur defense costs, utilize a significant portion of our resources, and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against our Company could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause them to lose market share and customers.

We may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies, media, or other organizations. We may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against our Company, may be posted on the Internet, including social media platforms by anyone on an anonymous basis. Any negative publicity on our Company or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to our Company, and it may harm our reputation, business, or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about our business and operations, which in turn may cause us to lose market shares and customers.

As we generate a portion of our revenue from customers doing business in the PRC market, we are subject to significant regulatory risks arising from the legal system in the PRC, which can change quickly with little advance notice.

We currently operate as a logistics and warehousing service provider, assisting U.S. clients with exports to the PRC and the PRC clients with exports to the U.S. As we generate a portion of our revenue from customers doing business in the PRC market, we are subject to significant regulatory risks arising from the legal system in the PRC, which could cause the value of our securities to significantly decline or become worthless.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past five decades has significantly increased the protection afforded to foreign companies selling to customers in the PRC. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights related to providing logistics services to PRC customers. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. We cannot predict the effects of future developments in the PRC legal system on our ability to provide logistics services to PRC customers, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These actions and statement could cause material changes in our PRC customers’ operations. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue selling parallel-import vehicles or providing logistics services to PRC customers.

Further, the PRC government has significant oversight and discretion over every sector of the Chinese economy, and may intervene or influence our PRC customers’ operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could adversely affect our ability to provide logistics services to our PRC customers and/or the value of our Class A common stock. The PRC government has recently published new policies that significantly affected certain industries, such as the education and Internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the international logistics industry that could adversely affect our business, financial condition, and results of operations.

Trading Risks

The price of our Class A common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Class A common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A common stock.

In addition, if the trading volumes of our Class A common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our Class A common stock. This low volume of trades could also cause the price of our Class A common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A common stock. As a result of this volatility, investors may experience losses on their investment in our Class A common stock. A decline in the market price of our Class A common stock also could adversely affect our ability to issue additional shares of Class A common stock or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A common stock will develop or be sustained. If an active market does not develop, holders of our Class A common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to further price volatility in our Class A common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may, in turn, dramatically increase the price of our Class A common stock until investors with short exposure are able to purchase additional Class A common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our Company and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our Class A common stock or other securities convertible into or exchangeable for shares of our Class A common stock. We cannot assure you that we will be able to sell shares of our Class A common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in the offering under this prospectus.

If we fail to maintain an effective system of internal controls, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A common stock may be materially and adversely affected.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on 10-K beginning with our annual report for the year ended December 31, 2024. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management has concluded that our internal controls and procedures were effective at the reasonable assurance level as of September 30, 2024.

Although our management concluded that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We may not be able to maintain the listing of our Class A common stock on the Nasdaq Capital Market.

Our Class A common stock is listed on the Nasdaq Capital Market. There can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares held by unaffiliated stockholders, and market capitalization above certain specified levels. If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our Class A common stock may cease to trade on the Nasdaq Capital Market exchange, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares than the Nasdaq Capital Market.

Substantial future sales of our Class A common stock or the anticipation of future sales of our Class A common stock in the public market could cause the price of our Class A common stock to decline.

Sales of substantial amounts of our Class A common stock in the public market or the perception that such sales could occur, could cause the market price of our Class A common stock to decline. An aggregate of 2,672,011 shares of Class A common stock are outstanding as of the date of this prospectus. Sales of these shares into the market could cause the market price of our Class A common stock to decline.

The dual class structure of our common stock has the effect of concentrating voting control with our Chief Executive Officer, and his interests may not be aligned with the interests of our other stockholders.

We have a dual-class voting structure consisting of Class A and Class B common stock. Under this structure, holders of Class A common stock are entitled to one vote per share of Class A common stock, and holders of Class B common stock are entitled to 15 votes per share of Class B common stock, which may cause the holders of Class B common stock to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Mr. Huan Liu, our Chief Executive Officer and the sole stockholder of Class B common stock, beneficially owns 546,875 shares, or 100%, of our issued Class B common stock, representing approximately 75.4% of the voting rights in our Company. As a result, until such time as his voting power is below 50%, Mr. Huan Liu as the controlling stockholder has substantial influence over our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other stockholders. These corporate actions may be taken even if they are opposed by our other stockholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of transactions that stockholders may consider favorable, including ones in which stockholders might otherwise receive a premium for their shares. Future issuances of shares of Class B common stock may also be dilutive to the holders of Class A common stock. As a result, the market price of our Class A common stock could be adversely affected.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A common stock, the price of our Class A common stock and trading volume could decline.

Any trading market for our Class A common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A common stock and the trading volume to decline.

Anti-takeover provisions in our fourth amended and restated articles of incorporation and our bylaws may discourage, delay, or prevent a change in control.

Some provisions of our fourth amended and restated articles of incorporation, which became effective on September 30, 2024, and our bylaws, which became effective on July 28, 2022, may discourage, delay, or prevent a change in control of our Company or management that stockholders may consider favorable, including, among other things, the following:

•	provisions that authorize our board of directors to issue shares with preferred, deferred, or other special rights or restrictions without any further vote or action by our stockholders; and

•	provisions that restrict the ability of our stockholders to call meetings and to propose special matters for consideration at stockholder meetings.

Since we are deemed a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders.

As of the date of this prospectus, our largest stockholder, Mr. Huan Liu, holds, and after this offering, will continue to hold, directly or indirectly, more than a majority of the voting power of our outstanding common stock shares and will be able to determine all matters requiring approval by our stockholders. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even though we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until December 31, 2028, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Class A common stock pursuant to our registration statement on Form S-1 (File No. 333-271185), although we will lose that status sooner if our revenue exceeds $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, or (ii) our annual revenue is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our Class A common stock less attractive because we may rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of the shares of Class A common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the shares of Class A common stock covered by this prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the shares of Class A common stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the shares of Class A common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because the Selling Stockholders who offer and sell shares of Class A common stock covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Class A common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this prospectus; (c) the number of shares of Class A common stock that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Class A common stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of shares of Class A common stock by such Selling Stockholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of the date of this prospectus.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Stockholders	Principal Position with the Company	Shares Owned Prior to Resale(1)			Number of Shares Offered for	Shares Beneficially Owned After Resale(1)
		Number		Percent	Resale	Number	Percent
Jiancheng Li	Not applicable	187,794	(2)	7.0%	187,794	—	—
Jianhui Li	Not applicable	140,845	(2)	5.3%	140,845	—	—
Weishu Guo	Not applicable	140,845	(2)	5.3%	140,845	—	—

(1)	Percentage is computed with reference to 2,672,011 shares of Class A common stock issued and outstanding as of January 13, 2025 and assumes for each Selling Stockholder the sale of all shares offered by that particular Selling Stockholder under this prospectus.

(2)

On December 19, 2024, we issued an aggregate of 469,484 shares of Class A common stock, given the effect of share consolidation, to the three stockholders of TWEW in connection with the acquisition of the Company. Jiancheng Li, Jianhui Li, and Weishu Guo are the three stockholders of TWEW and received 187,794 shares, 140,845 shares, and 140,845 shares of Class A common stock, respectively.

Jiancheng Li’s address is 2-504 Jiuyongfu, Linping District, Hangzhou, Zhejiang, China. Jianhui Li’s address is Room 1605, Unit 1, Building 3, Aobei Center South Area, Laiguangying District, Chaoyang District, Beijing 100020, China. Weishu Guo’s address is Room 402 Building 1, Shendiyuan Pingxingguanlu 68 Nong, Shanghai 200070, China.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Stockholder” means and includes:

•	the persons identified in the table above as the Selling Stockholders; and

•	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the shares of Class A common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of Class A common stock offered by this prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the shares of Class A common stock offered hereby. The distribution of the shares of Class A common stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our shares of Class A common stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our shares of Class A common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our shares of Class A common stock. The broker-dealer may then resell or otherwise transfer such shares of Class A common stock pursuant to this prospectus.

The Selling Stockholders also may lend or pledge our shares of Class A common stock to a broker-dealer. The broker-dealer may sell the shares of Class A common stock so lent, or upon a default, the broker-dealer may sell the pledged shares of Class A common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Class A common stock by the Selling Stockholders.

Although the shares of Class A common stock covered by this prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the shares of Class A common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Class A common stock offered hereby may not simultaneously engage in market making activities with respect to the shares of Class A common stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue-sky laws and regulations, if applicable, the shares of Class A common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares of Class A common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A common stock offered hereby. The Selling Stockholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Class A common stock offered pursuant to this prospectus.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

MATERIAL CHANGES

Except as otherwise described in the 2023 Annual Report, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS

The validity of the Class A common stock offered in this prospectus and certain other legal matters as to North Carolina law will be passed upon for us by Maynard Nexsen, PC, our counsel as to North Carolina law. We are being represented by Hunter Taubman Fischer & Li LLC with respect to legal matters as to United States federal securities law.

EXPERTS

Assentsure PAC, our independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2023, as set forth in their report. The office of Assentsure PAC is located at 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648. Marcum Asia CPAs LLP, an independent registered public accounting firm (“Marcum Asia”), has audited our financial statements for the year ended December 31, 2022, as set forth in their report. The office of Marcum Asia is located at Seven Penn Plaza, Suite 830, New York, NY 10001. We incorporated our financial statements by reference herein in reliance on Assentsure PAC’s and Marcum Asia’s reports, incorporated by reference herein, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered by the Selling Stockholders pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of Class A common stock covered by this prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

The SEC maintains a web site at www.sec.gov that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information, when filed, will be available on the website of the SEC referred to above. We also maintain a website at https://cheetah-net.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering under this prospectus:

●	our 2023 Annual Report, filed with the SEC on March 18, 2024;

●	our March 2024 Quarterly Report, June 2024 Quarterly Report, and September 2024 Quarterly Report, filed with the SEC on May 13, 2024, August 13, 2024, and November 13, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on December 20, 2024, December 11, 2024, December 6, 2024, December 3, 2024, October 31, 2024, October 21, 2024, October 4, 2024, August 28, 2024, July 26, 2024, July 25, 2024, July 12, 2024, July 8, 2024, May 15, 2024, April 29, 2024, February 7, 2024, and January 30, 2024;

●	the information in our proxy statement filed on April 23, 2024, to the extent incorporated by reference in our 2023 Annual Report;

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on July 26, 2023, including any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (949) 740-7799 or by writing to us at the following address:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949) 740-7799

ir@cheetah-net.com

These filings and reports can also be found on our website, located at https://investors.cheetah-net.com/financial-information/sec-filings. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus or the registration statement of which it forms a part. You should not rely on any information on our website in making your decision to purchase our securities.

469,484 shares of Class A Common Stock

Cheetah Net Supply Chain Service Inc.

PROSPECTUS

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except the U.S. Securities and Exchange Commission registration fee.

U.S. Securities and Exchange Commission registration fee		$211.32
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous Expenses	$	*
Total Expenses	$	*

* To be provided by a prospectus supplement or as an exhibit to a current report on Form 8-K that is incorporated by reference into this prospectus. Estimated solely for this item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees, or agents (not our real estate agents, but those acting as “agents” of the corporation as defined in the North Carolina General Statutes) under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee, or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, employee, or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee, or agent (i) conducted himself or herself in good faith, (ii) reasonably believed (a) that any action taken in his or her official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his or her conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel, or the stockholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees, or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The bylaws of the Company provide for indemnification to the fullest extent permitted by law for persons who serve as a director, officer, employee, or agent of the Company or at the request of the Company serve as a director, officer, employee, or agent for any other corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan. Accordingly, the Company may indemnify its directors, officers, employees, or agents in accordance with either the statutory or non-statutory standards.

Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director, officer, employee, or agent who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director, officer, employee, or agent was a party. Unless prohibited by the articles of incorporation, a director, officer, employee, or agent also may make application and obtain court-ordered indemnification if the court determines that such director, officer, employee or agent is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Company intends to purchase a directors’ and officers’ liability policy which will, subject to certain limitations, indemnify the Company and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

EXHIBIT INDEX

Exhibit	Description
4.1*	Specimen Stock Certificate
5.1*	Opinion of Maynard Nexsen, PC
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Assentsure PAC
23.3*	Consent of Maynard Nexsen, PC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 13, 2025.

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Interim Chief Financial Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer and Principal Accounting and Financial Officer)

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Huan Liu, individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Huan Liu	Chief Executive Officer, Interim Chief Financial Officer, Director, and Chairman of the Board of Directors	January 13, 2025
Name: Huan Liu	(Principal Executive Officer and Principal Accounting and Financial Officer)

/s/ Xianggeng Huang	Director	January 13, 2025
Name: Xianggeng Huang

/s/ Huiping (Catherine) Chen	Independent Director	January 13, 2025
Name: Huiping (Catherine) Chen